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                                                                     Exhibit (b)

                            CDC Nvest Funds Trust II
                            Section 906 Certification

     In connection with the report on Form N-CSR for the period ended September 30, 2004 for the Registrant (the "Report"), the undersigned each hereby certifies to the best of his knowledge, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


By:                                       By:
President & Chief Executive Officer       Treasurer
CDC Nvest Funds Trust II                  CDC Nvest Funds Trust II


/s/ JOHN T. HAILER                        /s/ MICHAEL KARDOK
-----------------------------------       --------------------------------------
John T. Hailer                            Michael Kardok

Date: December 21, 2004                   Date: December 21, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the CDC Nvest Funds Trust II and will be retained by the CDC Nvest Funds Trust II and furnished to the Securities and Exchange Commission or its staff upon request.